EXHIBIT 5.1

                    OPINION AND CONSENT OF LEVY & LEVY, P.A.

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                                 Levy & Levy, P.A.
                        Plaza 1000, Suite 309, Main Street
                            Voorhees, New Jersey 08043
                                  (609) 751-9494
                                Fax: (609) 751-9779

                               October 31, 1997

Board of Directors
Canterbury Information Technology, Inc.
1600 Medford Plaza
Route 70 & Hartford Road
Medford, NJ 08055

     Re:  Opinion Letter and Consent
          Registration Statement on Form S-3/A

Gentlemen:

     We are acting as Securities Counsel for Canterbury Information Technology, Inc. ("Company") with respect to the Registration Statement on Form S-3 ("Registration Statement"), filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 3,485,500 shares of Common Stock ("Common Stock"), $.001 par value, underlying the Class D Preferred Stock ("Preferred Stock"), warrants and common stock underlying various stock options, that was issued by the Company to various "Selling Shareholders".

     We are of the opinion that the said Common Stock when issued, will be legally issued, fully paid and nonassessable, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

     We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 and to the reference to us under the caption "Legal Opinion" in the Prospectus which is a part of the Registration Statement.

                                       Very truly yours,

                                       LEVY & LEVY, P.A.


                                       BY:/s/ William N. Levy, Esq.
                                          ---------------------------
                                             William N. Levy, Esq.
                                             Securities Counsel for Registrant